

<ARTICLE> 5
<LEGEND>
The schedule contains summary financial  information  extracted from Dean Witter
Cornerstone Fund IV and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                     119,800,551
<SECURITIES>                                         0
<RECEIVABLES>                                  350,412<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             117,323,711<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               117,323,711<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            15,675,941<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,845,161
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              7,830,780
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          7,830,780
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 7,830,780
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In  addition to cash and  receivables,  total assets  include net unrealized loss on open contracts of $2,827,252.
<F2>Liabilities include redemptions payable of $459,703, accrued management fees of $389,518, accrued administrative expenses payable of $78,706 and accrued incentive fees of $1,154,685.
<F3>Total revenue includes  realized trading revenue of $15,855,401,  net change in unrealized of $(4,642,364) and interest income of $4,462,904.

